Exhibit 10.2

GLOBAL GUARANTY AGREEMENT

This Guaranty is made as of April 11, 2024 by ELK CREEK RESOURCES CORPORATION, a Delaware corporation (“ECRC”), and 0896800 B.C. LTD., a company organized under the laws of the Province of British Columbia, Canada (“0896800” and together with ECRC, the “Guarantors”), in favor of YA II PN, LTD. (“YA II”) and LIND GLOBAL FUND II LP (“Lind” and collectively with YA II, the “Purchasers”), with respect to all obligations of NIOCORP DEVELOPMENTS LTD., a company organized under the laws of the Province of British Columbia, Canada (the “Issuer”), owed to the Purchasers.

RECITALS

WHEREAS, the Purchasers and the Issuer have entered into a Securities Purchase Agreement (the “Agreement”) on April 11, 2024 pursuant to which the Issuer shall issue and sell to the Purchasers and the Purchasers shall purchase from the Issuer convertible notes (the “Convertible Notes”) in an aggregate principal amount of $8.0 million, convertible into common shares, without par value (“Common Shares”), of the Issuer, and warrants to purchase up to 615,385 Common Shares (collectively with the Convertible Notes, the “Securities”);

WHEREAS, it is a condition precedent to the Purchasers’ obligation to purchase the Securities that each Guarantor guarantees all of the Issuer’s obligations under the Agreement, the Securities issued thereunder, and all other instruments, agreements or other items executed or delivered (collectively, the “Transaction Documents”) by the Issuer to the Purchasers in connection with or related to the Agreement. The Purchasers are only willing to enter into the Agreement and purchase the Securities if each Guarantor agrees to execute and deliver to the Purchasers this Guaranty; and

WHEREAS, 0896800 is a wholly owned subsidiary of the Issuer and ECRC is a majority owned subsidiary of the Issuer, and each Guarantor will benefit, directly or indirectly, from the Issuer entering into the Agreement and the other Transaction Documents and the issuance of the Securities;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor covenants and agrees as follows:

1.             Guaranty of Payment and Performance. The Guarantors hereby guarantee to the Purchasers the full, prompt and unconditional payment when due (whether at maturity, by acceleration or otherwise), and the performance, of all liabilities, agreements and other obligations of the Issuer to the Purchasers contained in the Securities and the Transaction Documents, to the extent such liabilities, agreements and obligations are payable in cash (all the foregoing, collectively, the “Obligations”). This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of the Obligations and not of their collectability only and is in no way conditioned upon any requirement that the Purchasers first attempt to collect or require the performance of any of the Obligations from the Issuer or resort to any other means of obtaining their payment. Should the Issuer default in the payment or performance of any of the Obligations, the obligations of the Guarantors hereunder shall become immediately due and payable to the Purchasers, without demand or notice of any nature, all of which are expressly waived by the Guarantors.

2.       Limited Guaranty. The liability of the Guarantors hereunder shall be limited to the amount of the Obligations due to the Purchasers.

3.       Waivers by Guarantors; Purchasers’ Freedom to Act. The Guarantors hereby agree that the Obligations will be paid and performed strictly in accordance with their terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Purchasers with respect thereto. The Guarantors waive presentment, demand, protest, notice of acceptance, notice of Obligations incurred and all other notices of any kind, all defenses that may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect (other than payment in full of the Obligations), any right to require the marshalling of assets of the Issuer, and all suretyship defenses generally. Without limiting the generality of the foregoing, the Guarantors agree to the provisions of any instrument evidencing or otherwise executed in connection with any Obligation and agree that the obligations of the Guarantors hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure of the Purchasers to assert any claim or demand or to enforce any right or remedy against the Issuer; (ii) any extensions or renewals of, or alteration of the terms of, any Obligation or any portion thereof unless entered into by the Purchasers; (iii) any rescissions, waivers, amendments or modifications of any of the terms or provisions of any agreement evidencing or otherwise executed in connection with any Obligation unless entered into by the Purchasers; (iv) the substitution or release of any entity primarily or secondarily liable for any Obligation; (v) the adequacy of any means of obtaining payment or performance of the Obligations the Purchasers may have; (vi) failure to obtain or maintain a right of contribution for the benefit of the Guarantors; (vii) errors or omissions in connection with the Purchasers’ administration of the Obligations (except behavior constituting gross negligence, willful misconduct and bad faith); or (ix) any other act or omission that might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a release or discharge of any Guarantor, all of which may be done without notice to any Guarantor.

4.       Unenforceability of Obligations Against Issuer. If for any reason the Issuer is under no legal obligation to discharge or perform any of the Obligations, or if any of the Obligations have become irrecoverable from the Issuer by operation of law or for any other reason, this Guaranty shall nevertheless be binding on the Guarantors to the same extent as if the Guarantors at all times had been the principal obligors on all such Obligations. In the event that acceleration of the time for payment of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Issuer, or for any other reason, all such amounts otherwise subject to acceleration under the terms of any agreement evidencing, securing or otherwise executed in connection with any Obligation shall be immediately due and payable by the Guarantors.

5.       Subrogation; Subordination. Until the payment and performance in full of all Obligations, the Guarantors shall not exercise any rights against the Issuer arising as a result of payment by the Guarantors hereunder, by way of subrogation or otherwise, and will not prove any claim in competition with the Purchasers in respect of any payment hereunder in bankruptcy or insolvency proceedings of any nature; the Guarantors will not claim any set-off or

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counterclaim against the Issuer in respect of any liability of the Guarantors to the Issuer; and the Guarantors waive any benefit of and any right to participate in any collateral that may be held by the Purchasers. The payment of any amounts due with respect to any indebtedness of the Issuer now or hereafter held by the Guarantors is hereby subordinated to the prior payment in full of the Obligations. The Guarantors agree that after the occurrence of any default in the payment or performance of the Obligations, the Guarantors will not demand, sue for or otherwise attempt to collect any such indebtedness of the Issuer to the Guarantors until the Obligations shall have been paid or performed in full. If, notwithstanding the foregoing sentence, the Guarantors shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by the Guarantors as trustee for the Purchasers and be paid over to the Purchasers on account of the Obligations without affecting in any manner the liability of the Guarantors under the other provisions of this Guaranty.

7.                  Termination; Reinstatement. This Guaranty is irrevocable and shall continue until such time as the Obligations have been indefeasibly paid or performed in full. This Guaranty shall be reinstated if at any time any payment made or value received with respect to an Obligation is rescinded or must otherwise be returned by the Purchasers upon the insolvency, bankruptcy or reorganization of the Issuer, or otherwise, all as though such payment had not been made or value received.

8.                 Successors and Assigns. This Guaranty shall be binding upon the Guarantors, their successors and assigns, and shall inure to the benefit of and be enforceable by the Purchasers and the Purchasers’ shareholders, officers, directors, agents, successors and assigns.

9.                  Amendments and Waivers. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantors therefrom shall be effective unless the same shall be in writing and signed by the Purchasers. No failure on the part of the Purchasers to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

10.             Notices. All notices and other communications called for hereunder to the Purchasers or the Issuer shall be made in writing as provided in the Agreement. All notices and other communications called for hereunder to the Guarantors shall be made in writing as provided on Schedule I attached hereto or as the Guarantors may otherwise notify the Purchasers.

11.             Governing Law; Consent to Jurisdiction. This Guaranty is intended to take effect as a sealed instrument and shall be governed by, and construed in accordance with, the laws of the State of New York (excluding the laws applicable to conflicts or choice of law). The Guarantors agree that any suit for the enforcement of this Guaranty may be brought in the courts of the State of New York, New York County and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit’s being made upon any Guarantor by mail at the address set forth at the head of this Guaranty. The Guarantors hereby waive any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court.

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12.            Counterparts; Effectiveness. This Guaranty may be executed in identical counterparts, both which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Facsimile or other electronically scanned and delivered signatures (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com), including by e-mail attachment, shall be deemed to have been duly and validly delivered and be valid and effective for all purposes of this Guaranty.

[Rest of page intentionally left blank. Signature page follows.]

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IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as a sealed instrument as of the date appearing on page one.

ELK CREEK RESOURCES CORPORATION

By:	/s/ Neal S. Shah
Name:	Neal S. Shah
Title:	Treasurer and Secretary

0896800 B.C. LTD.

By:	/s/ Mark A. Smith
Name:	Mark A. Smith
Title:	Chief Executive Officer

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Schedule I

The Guarantors

To:	NioCorp Developments Ltd.
7000 South Yosemite Street, Suite 115 Centennial, CO 80112 Attention: Mark Smith Neal Shah Email: [***] [***]
With Copy to:	Blake, Cassels & Graydon 1133 Melville Street, Suite 3500 Vancouver, British Columbia V6E 4E5 Attention: Bob Wooder Kyle Misewich Email: [***] [***]
With Copy to:	Jones Day North Point 901 Lakeside Avenue Cleveland, Ohio 44114-1190 Attention: Andrew Thomas Email: [***]

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